EXHIBIT 99.1

[AMERICAN VANTAGE COMPANIES LOGO]

CONTACT AT THE COMPANY:
AUDREY TASSINARI, EXECUTIVE VICE PRESIDENT OR
ROY KEEFER, VICE PRESIDENT/CHIEF FINANCIAL OFFICER
702-227-9800

FOR IMMEDIATE RELEASE
WEDNESDAY, JUNE 20, 2001

AMERICAN VANTAGE COMPANIES REPORTS RESULTS FOR THIRD QUARTER AND SALE OF LAND

LAS VEGAS, NEVADA, JUNE 20, 2001 —— American Vantage Companies (NASDAQ:AVCS) announced today the results of its operations for the three months ended April 30, 2001, its third quarter of Fiscal 2001. Loss from operations for the period totaled $239,000 as compared to a loss from operations of $298,000 for the third quarter of Fiscal 2000. Net loss for the third quarter of Fiscal 2001 was $322,000 ($0.07 loss per basic and diluted share) versus a net loss of $610,000 ($0.12 loss per basic and diluted share) for the same period in Fiscal 2000.

The net loss for the nine months ended April 30, 2001 totaled $1,309,000 or $0.27 per basic and diluted share compared to a net loss of $2,228,000 or $0.46 per basic and diluted share for the nine months ended April 30, 2000.

The Company has begun a corporate restructuring to divest itself of its non-core assets as it seeks an acquisition or merger opportunity. As a part of the restructuring, a 20-acre parcel of land owned by the Company was sold in June 2001 for $2,400,000. The Company will recognize a fourth quarter pre-tax profit of approximately $895,000 on the sale. In the second quarter of Fiscal 2001, the Company divested its New York-based employment recruitment operation. The ongoing restructuring may also result in the sale of other land and subsidiaries as the Company improves its balance sheet and actively pursues a favorable acquisition or merger candidate.

This press release may contain forward-looking statements, which are subject to risks and uncertainties. The Company’s actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential risk factors that could affect the Company’s business and financial results are included in the Company’s filings with the Securities and Exchange Commission. They can also be found on the Company’s website at www.americanvantage.com and on the Securities and Exchange Commission’s website at www.sec.gov.

6787 West Tropicana Suite 200      Las Vegas, Nevada 89103      (702) 227-9800      FAX (702) 227-8525
NASDAQ Symbol: AVCS      www.americanvantage.com

American Vantage Companies
Consolidated Balance Sheets
April 30, 2001 and July 31, 2000

	April 30,	July 31,
	2001	2000

	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$9,569,000	$7,199,000

Accrued interest	61,000	189,000

Mortgage note receivable	—	1,300,000

Refundable income taxes	1,177,000	1,708,000

Deferred income tax asset	138,000	641,000

Prepaid expenses	31,000	60,000

Total current assets	10,976,000	11,097,000

Property and equipment, net	130,000	148,000

Land held for sale	4,894,000	4,894,000

Investment in unconsolidated restaurant subsidiary	1,842,000	2,038,000

Deferred income tax asset	85,000	92,000

Goodwill, net	—

Net assets of discontinued restaurant operation	—	232,000

Net assets of discontinued recruitment operation	—	431,000

Other assets — principally restricted cash in 2000	15,000	538,000

	$17,942,000	$19,470,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$162,000	$295,000

Accrued expenses	215,000	300,000

Total current liabilities	377,000	595,000

Commitments and contingency	—	—

Stockholders’ equity:

Common stock, $.01 par; 30,000,000 shares authorized; shares issued and outstanding — 4,865,856 and 4,858,256	49,000	49,000

Preferred stock, $.01 par; 10,000,000 shares authorized; shares issued and outstanding — none	—	—

Capital in excess of par	2,940,000	2,941,000

Capital in excess of par — stock options	278,000	278,000

Retained earnings	14,298,000	15,607,000

	17,565,000	18,875,000

	$17,942,000	$19,470,000

American Vantage Companies
Consolidated Statements of Loss
Three Months Ended April 30, 2001 and 2000
(Unaudited)

	2001	2000

Revenues	$—	$—

Costs and expenses:

Casino consulting	97,000	130,000

Death care operations	8,000	15,000

General and administrative	509,000	488,000

Amortization and depreciation	6,000	6,000

(Income) loss of unconsolidated restaurant subsidiary	(140,000)	43,000

	480,000	682,000

Loss from continuing operations	(480,000)	(682,000)

Other income:

Interest income	132,000	251,000

Interest expense	—	(2,000)

Miscellaneous	—	8,000

	132,000	257,000

Loss from continuing operations before income taxes	(348,000)	(425,000)

Income tax benefit (expense):

Current:

State	—	(9,000)

Federal	658,000	147,000

Deferred:

State	(1,000)	(1,000)

Federal	(548,000)	(10,000)

	109,000	127,000

Loss from continuing operations	(239,000)	(298,000)

Discontinued operations:

Discontinued recruitment operation, net of minority interest ($0-2001; $40,000-2000) and income tax benefits ($0-2001; $58,000-2000)	—	(112,000)

Discontinued restaurant operation, net of income tax benefits ($43,000-2001; $103,000-2000)	(83,000)	(200,000)

Net loss	$(322,000)	$(610,000)

Loss per common share — basic:

Loss from continuing operations	$(0.05)	$(0.06)

Discontinued operations	(0.02)	(0.06)

Net loss	$(0.07)	$(0.12)

Loss per common share — diluted:

Loss from continuing operations	$(0.05)	$(0.06)

Discontinued operations	(0.02)	(0.06)

Net loss	$(0.07)	$(0.12)

Weighted average number of common shares and common share equivalents:

Basic	4,866,000	4,887,000

Stock options and warrants	—	—

Diluted	4,866,000	4,887,000

American Vantage Companies
Consolidated Statements of Loss
Nine Months Ended April 30, 2001 and 2000
(Unaudited)

	2001	2000

Revenues	$—	$—

Costs and expenses:

Casino consulting	151,000	470,000

Death care operations	24,000	293,000

General and administrative	1,476,000	1,617,000

Amortization and depreciation	19,000	23,000

(Income) loss of unconsolidated restaurant subsidiary	(304,000)	235,000

	1,366,000	2,638,000

Loss from continuing operations	(1,366,000)	(2,638,000)

Other income:

Interest income	496,000	708,000

Interest expense	—	(2,000)

Miscellaneous	1,000	9,000

	497,000	715,000

Loss from continuing operations before income taxes	(869,000)	(1,923,000)

Income tax benefit (expense):

Current:

State	5,000	(3,000)

Federal	838,000	727,000

Deferred:

State	—	(49,000)

Federal	(510,000)	(79,000)

	333,000	596,000

Loss from continuing operations	(536,000)	(1,327,000)

Discontinued operations:

Discontinued recruitment operation, net of minority interest ($88,000-2001; $56,000-2000), write off of goodwill ($250,000-2001) and income tax benefits ($320,000-2001; $85,000-2000)	(621,000)	(737,000)

Discontinued restaurant operation, net of income tax benefits ($79,000-2001; $379,000-2000)	(152,000)	(164,000)

Net loss	$(1,309,000)	$(2,228,000)

Loss per common share — basic:

Loss from continuing operations	$(0.11)	$(0.27)

Discontinued operations	(0.16)	(0.19)

Net loss	$(0.27)	$(0.46)

Loss per common share — diluted:

Loss from continuing operations	$(0.11)	$(0.27)

Discontinued operations	(0.16)	(0.19)

Net loss	$(0.27)	$(0.46)

Weighted average number of common shares and common share equivalents:

Basic	4,866,000	4,887,000

Stock options and warrants	—	—

Diluted	4,866,000	4,887,000